Exhibit 99.2

DEPARTMENT OF HEALTH & HUMAN SERVICES	Public Health Service
Food and Drug Administration
2098 Gaither Road
Rockville MD 20850

October 13, 2006

Via Federal Express

Matt Watson, CEO
Combimatrix Molecular Diagnostics
310 Goddard, Suite 150
Irvine, CA 92618

Dear Mr. Watson:

We would like to thank you for meeting with us on September 14, 2006, to discuss your microarray based Constitutional Genetic Array Test (CGAT). We believe that scientific advances in this area have the potential to significantly impact the field of molecular diagnostic testing, and we are very interested in following developments in technologies for chromosomal copy number determination.

In your letter dated September 18, 2006, you have expressed the opinion that the CGAT is not an In Vitro Diagnostic Multivariate Index Assay (IVDMIA). We agree with your assessment. We do not believe that your device, as described, meets the definition of an IVDMIA as defined in the Draft Guidance document on IVDMIAs.

No further information is needed at this time. If you have additional questions, please feel free to contact me at 240-276-0450.

Sincerely yours,

/s/ Steven I. Gutman
Steven I. Gutman, M.D., M.B.A.
Director
Office of In Vitro Diagnostic Device
Evaluation and Safety
Center for Devices and Radiological Health